UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2015

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected John K. Welch as a member of the Board of Directors, effective immediately. The Company’s Board of Directors has also appointed Mr. Welch to serve on its Audit Committee and Governance and Policy Committee. Mr. Welch will fill the vacancy in the class of directors with terms expiring in 2016.

Mr. Welch was President and Chief Executive Officer of Centrus Energy Corp. (formerly USEC Inc.) from October 2005 until his retirement in October 2014. He was previously a senior executive with General Dynamics Corporation, retiring from the company in 2003 as Executive Vice President for the Marine Systems Group, which included Bath Iron Works, Electric Boat and National Steel and Shipbuilding Company (NASSCO). During his career with General Dynamics, which began in 1989, Mr. Welch also served as President of Electric Boat, Vice President of Programs for Electric Boat, with responsibility for new construction, overhaul and repair programs, material acquisition and information technology, and Vice President for Program Development at Electric Boat, with responsibility for strategic planning, program and product marketing, and high-technology program acquisition and management.

Mr. Welch was not elected pursuant to any arrangement or understanding between him and any other persons, and there are no prior relationships between Mr. Welch and the Company or transactions with the Company in which Mr. Welch had any material interest.

Mr. Welch will be entitled to receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 18, 2014. In addition, the Company and Mr. Welch will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Mr. Welch against liability, subject to certain limitations, arising out of his performance of his duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Mr. Welch may incur as a result of any proceeding against him as to which he would be entitled to indemnity.

A copy of the Company’s press release announcing Mr. Welch’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) amended the Company’s bylaws effective February 24, 2015. Section 2.02 of the bylaws, which addresses special meetings of stockholders, was amended to provide the Company’s stockholders with the right to require the calling of special meetings of stockholders. The Board of Directors also made clarifying amendments to Section 2.08 of the bylaws, which addresses notice of stockholder business and nominations for annual and special meetings of stockholders. Such amendments to the bylaws were made in accordance with Section 7.04 of the bylaws. A copy of the Company’s amended Restated Bylaws is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.2	Restated Bylaws of Huntington Ingalls Industries, Inc.

99.1	Press release dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: March 2, 2015	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary